UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55141	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2021, the 2021 annual meeting of shareholders (the “Annual Meeting”) of BTCS Inc. (the “Company”) was held. The following proposals were submitted to a vote by the Company’s shareholders at the Annual Meeting: (i) election of three members to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of shareholders (Proposal 1); (ii) approval of the Company’s 2021 Equity Incentive Plan (Proposal 2); (iii) ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3); (iv) ratification and approval of the issuance of the Company’s Series C-2 Preferred Stock to Messrs. Charles Allen, Michal Handerhan, executive officers and directors, and David Garrity, a director (Proposal 4); and (v) ratification and approval of the issuance of shares of restricted stock units and stock options to Messrs. Charles Allen, Michal Handerhan, and David Garrity (Proposal 5). All of these proposals were described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 16, 2021.

Set forth below are the voting results on the proposals submitted to the shareholders for approval at the Annual Meeting.

Proposal 1. The Company’s shareholders voted to elect the following three directors to hold office for a one-year term expiring at the next annual meeting of shareholders.

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
Charles Allen	7,526,331	537,070	15,385,055
Michal Handerhan	7,492,883	570,518	15,385,055
David Garrity	7,553,126	510,275	15,385,055

Proposal 2. The Company’s shareholders voted to approve the Company’s 2021 Equity Incentive Plan.

Votes For	Votes Cast Against	Abstentions
6,632,419	929,214	501,768

Proposal 3. The Company’s shareholders voted to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Cast Against	Abstentions
22,180,439	368,434	899,583

Proposal 4. The Company’s shareholders voted to ratify and approve the issuance of the Company’s Series C-2 Preferred Stock to Messrs. Charles Allen, Michal Handerhan, executive officers and directors, and David Garrity, a director.

Votes Cast For	Votes Cast Against	Abstentions
6,422,488	1,211,962	428,951

Proposal 5. The Company’s shareholders voted to ratify and approve the issuance of shares of restricted stock units and stock options to Messrs. Charles Allen, Michal Handerhan, executive officers and directors, and David Garrity, a director.

Votes Cast For	Votes Cast Against	Abstentions
6,169,308	1,450,339	443,754

As of the record date, there were (i) 44,929,257 shares of common stock outstanding (one vote per share) and (ii) 29,414 shares of Series C-1 Preferred Stock (“Series C-1”) (representing a total of 196,094 votes), for a combined amount of 45,125,351 votes. At the Annual Meeting, there were 23,281,776 shares of common stock and 29,414 shares of Series C-1 present or represented by proxy, which represented approximately 52% of the combined voting power entitled to vote at the Annual Meeting (voting together as a single class), and which constituted a quorum for the transaction of business.

Proposal 1 required a plurality vote and Proposals 2, 3, 4 and 5 required an affirmative vote of the majority of the votes cast, including abstentions. Each of the three nominees for director was elected to serve until the next annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal. Additionally, all proposals were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: April 1, 2021	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer